Rev. 04/24 POWER OF ATTORNEY The undersigned Directors and Officers of Midland National Life Insurance Company, an Iowa corporation (the “Company”), hereby constitute and appoint Amy E. Teas, Brett L. Agnew and Holley Taylor and each of them (with full power to each of them to act alone), its true and lawful attorney-in-fact and agent, with full power of substitution to each, for it and on its behalf and in its name, place and stead, to execute and file any of the documents referred to below relating to registrations under the Securities Act of 1933 (including but not limited to: 33-16354; 33-76318; 333-14061; 333-14081; 333-80975; 333- 58300; 333-148111; 333-148824; 333-153825; 333-119088; 333-108437; 333-71800; 33-64016; 333- 128910; 333-128978; 333-176870; 333-221820; 333-233821; 333-254710; 333-255058; 333-278058; 333-262682; 333-262702) and if applicable under the Investment Company Act of 1940 (including but not limited to: 811-05271; 811-07772) with respect to any insurance contract(s) (including but not limited to: the LiveWell Dynamic Annuity; the LiveWell Variable Annuity; the Oak Elite Advisory Registered Index-Linked Variable Annuity; and the Constance® Contingent Deferred Annuity): registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and they or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof. This Power of Attorney does not revoke any prior power of attorney. This Power of Attorney shall not be revoked by any subsequent power of attorney unless such subsequent power of attorney specifically revokes this Power of Attorney or specifically states that the instrument is intended to revoke all prior powers of attorney. The consent of each of the undersigned Directors and Officers to the above-stated Power of Attorney, evidenced by writing their individual signatures below, are given with the intent to make such resolution effective as of the date specified above without regard to the date(s) such signatures may actually be written on this Power of Attorney. This Power of Attorney may be executed by the Directors and Officers in one or more counterparts and each executed counterpart shall be deemed an original and all such executed counterparts when taken together shall be the consent to the Power of Attorney by the undersigned Directors and Officers. IN WITNESS WHEREOF, the undersigned has hereunto set his hand, this day of April, 2024. Signature Page Follows

SIGNATURE	**DATE**	**SIGNATURE**	**DATE**
Ash, Darron Apr 8, 2024 2:25 PM CDT Darron K. Ash		Dinshaw, Esfandyar Apr 8, 2024 4:27 PM CDT Esfandyar E. Dinshaw	
Attaway, David Apr 8, 2024 2:18 PM CDT David C. Attaway		George Fisk Apr 8, 2024 1:29 PM CDT George A. Fisk	
Bunn, Willard Bunn, Willard Apr 9, 2024 6:36 PM EDT Willard Bunn, III		Heinz, William Apr 8, 2024 2:39 PM EDT William D. Heinz	
Clark, James Apr 8, 2024 6:35 PM CDT James Roderick Clark		Lowe, William Apr 8, 2024 4:37 PM CDT William L. Lowe	
Thomas Corcoran Apr 8, 2024 2:09 PM CDT Thomas J. Corcoran		Michael Masterson Apr 8, 2024 4:27 PM EDT Michael M. Masterson	
Susan Deakins Apr 8, 2024 3:44 PM EDT Susan T. Deakins		TeKolste, Robert Robert TeKolste Apr 8, 2024 1:54 PM CDT Robert R. TeKolste	

Rev. 04/24